                                                                  Exhibit 10.23

                                OPTION AGREEMENT

            This Stock Option Agreement (this "Agreement"), is made and entered into this 12th day of December, 1996, by and between YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Holdings"), YOUNG & RUBICAM INC., a New York corporation (the "Company"), YOUNG & RUBICAM INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Y&R DEL"), and H&F ORCHARD PARTNERS III, L.P., a California limited partnership (the "Purchaser").

                                    RECITALS

            1. The parties hereto have entered into a Contribution Agreement dated as of October 30, 1996 (the "Contribution Agreement"). All capitalized terms not defined herein have the meanings ascribed to them in the Contribution Agreement.

            2. Pursuant to the Contribution Agreement, Holdings has agreed to grant to the Purchaser an option to purchase certain shares of Holdings' common stock, par value $0.01 per share (the "Holdings Common Stock"), on the terms and subject to the conditions set forth below.

            3. Immediately following consummation of the transactions contemplated by the Contribution Agreement, Holdings will merge with and into the Company (the "Holdings Merger"). In such merger, all outstanding shares of Holdings Common Stock will become and thereafter represent shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"). Thereafter, the Company will merge with and into Y&R DEL (the "Company Merger"). In such merger, all outstanding shares of Company Common Stock will become and thereafter represent shares of common stock, par value $0.01 per share, of Y&R DEL ("Y&R DEL Common Stock"). Upon the effectiveness of each such merger, the surviving corporation will assume all obligations of the other constituent corporation under this Agreement, and all references to the "Company" and "Company Common Stock" herein shall be deemed to refer to (a) Holdings and Holding Common Stock prior to the Holdings Merger, (b) the Company and the Company Common Stock thereafter until the Company Merger and (c) following the Company Merger, to Y&R DEL and the Y&R DEL Common Stock, respectively, without any further action by any party hereto.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

            1.1. Grant of Option. The Company hereby grants to the Purchaser an exclusive and irrevocable option (the "Option") to purchase from the Company 11,218 authorized but unissued shares of Company Common Stock (collectively, the "Option Shares") at a cash price per share of $115 (the "Exercise Price") subject to adjustment as provided in Section 1.6 hereof.

            1.2. Exercise of the Option. (a) (i) Subject to the conditions set forth in Section 1.3 hereof, the Option may be exercised by the Purchaser, in whole or in part, at any time or from time to time after the date hereof for cash or Company Common Stock.

                  (ii) The Company shall not, prior to the termination of the Option, take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Purchaser upon exercise of the Option or otherwise performing the Company's obligations under this Agreement.

            (b) In the event the Purchaser elects to exercise the Option, the Purchaser shall give a written notice to the Company specifying the number of the Option Shares the Purchaser will purchase and the place and date (not later than ten Business Days, nor earlier than one Business Day, from the date such notice is mailed, but not earlier than the expiration of any applicable waiting period under the HSR Act) for the closing of such purchase.

            1.3. Payment and Delivery of Certificate(s) upon Exercise of Option.
(a) At any closing of any purchase of any of the Option Shares hereunder:

                  (i) the Purchaser shall (1) if exercising the Option for cash, pay to the Company the aggregate price for the Option Shares so purchased by certified or cashier's check or by wire transfer, and (2) if exercising the Option for Company Common Stock, deliver to the Company a certificate or certificates representing the number of shares of Company Common Stock equal to the number of Option Shares so purchased multiplied by a fraction, the numerator of which is 115 and the denominator of which is the Public Market Value per share of Company Common Stock (as defined in the Stockholders' Agreement) as of the most recent Regular Valuation (as defined therein) preceding the date of notice of exercise pursuant to
      Section 2.04(b) of the Stockholders' Agreement (or, if prior to the first Regular Valuation, $115); provided that the Company Common Stock so used to exercise must meet then applicable eligibility criteria under GAAP;

                  (ii) the Company shall deliver to the Purchaser a duly issued certificate (or certificates in the denominations designated by the Purchaser in its notice of exercise) representing the number of the Option Shares purchased (or if necessary due to the delivery under clause (i)(2) of this Section 1.3(a) by the Purchaser of a certificate for a number of shares of Company Common Stock in excess of the number of shares required to be delivered under clause (i)(2) of this Section 1.3(a), the Company shall deliver to the Purchaser a duly issued certificate (or certificates in the denominations designated by the Purchaser in its notice of exercise) representing the number of the Option Shares purchased plus the number of shares of Company Common Stock represented by the certificate delivered to the Company by the Purchaser minus the number of shares of Company Common Stock required to be delivered by the Purchaser under clause (i)(2) of this Section 1.3(a)); and

                  (iii) the number of Option Shares subject to the Option shall be reduced by the number of shares of Company Common Stock acquired by the Purchaser at such closing.

            (b) The obligation of the Company to deliver Option Shares at such closing shall be subject to the conditions that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which would prohibit such sale and delivery, and any applicable waiting period under the HSR Act shall have expired.

            1.4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

            (a) Due Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed by a duly authorized officer of the Company and is valid, binding and enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally, by general equitable principles and by implied covenants of good faith and fair dealing.

            (b) Option Shares. The Company has taken all necessary corporate action to authorize and reserve for issuance, upon exercise of the Option, the Option Shares. The Option Shares, upon purchase by the Purchaser, will be duly authorized, validly issued, fully paid and nonassessable, and delivered to the Purchaser free and clear of all claims, liens, charges, security interests or encumbrances of any kind, including, without limitation, any preemptive or similar rights other than those set forth in the Closing Agreements.

            (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or violation of, be in conflict with, or will constitute a default under, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or any indenture, loan or credit agreement or any other agreement or instrument to which the Company is a party, or by which the Company or any of its subsidiaries may be affected or is bound, which would have a Material Adverse Effect upon the Company.

            1.5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

            (a) Due Authorization. This Agreement has been duly authorized by all necessary action on the part of the Purchaser and has been duly executed by a duly authorized officer of the Ultimate General Partner, and is valid, binding and enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally, by general equitable principles and by implied covenants of good faith and fair dealing.

            (b) Distribution. Any shares of Company Common Stock to be acquired upon exercise of the Option will not be acquired by the Purchaser with a view to the public distribution thereof, and will not be transferred, except in a transaction registered or exempt from registration under the Securities Act and permitted by this Agreement.

            (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or violation of, be in conflict with, or will constitute a default under, the limited partnership agreement of the Purchaser or any indenture, loan or credit agreement or any other agreement or instrument to which the Purchaser is a party, or by which the Purchaser or any of its subsidiaries may be affected or is bound, which would have a Material Adverse Effect upon the Purchaser.

            1.6. Adjustment Upon Changes in Capitalization. In the event of any change in, or affecting, the issued and outstanding Company Common Stock by reason of any dividend, stock split, merger, recapitalization, combination, conversion, exchange of shares or other change in the corporate or capital structure of the Company, the number and kind of shares or securities subject to the Option and the Exercise Price shall be appropriately and equitably adjusted (with adjustments being cumulative if more than one of such events shall have occurred) so that the Purchaser shall receive, upon exercise of the Option, the number and class of shares of Company Common Stock or other securities or property that the Purchaser would have received in respect of Option Shares if the Option had been exercised immediately prior to such event.

            1.7. Ownership of Option Shares. The Purchaser shall hold the Option Shares subject to the terms of the Stockholders' Agreement.

            1.8. Specific Performance. The Company and the Purchaser acknowledge that the Option and the Option Shares are unique and that neither party hereto will have an adequate remedy at law if the other breaches any covenant contained herein or fails to perform any of its obligations under this Agreement. Accordingly, each party agrees that the other shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the other party shall fail or threaten to fail to perform any of its obligations under this Agreement.

            1.9. Expiration. (a) If on the fifth anniversary of the Closing, the number of Option Shares exceeds 50% of the initial number of Option Shares (as adjusted pursuant to Section 1.6), then on such anniversary, the number of Option Shares shall be reduced to 50% of the initial number of Option Shares (as adjusted pursuant to Section 1.6).

            (b) The Option shall expire on the earlier to occur of (i) the date on which the number of Option Shares is reduced to zero, and (ii) the seventh anniversary of the Closing.

            1.10. Miscellaneous. (a) Assignability. (i) The rights and obligations of the Purchaser with respect to all or a portion of the Option shall be assignable by the Purchaser to and only to any Affiliate of the Purchaser, if and only if such Affiliate shall, by a written instrument reasonably satisfactory to the Company, agree to assume all of the Purchaser's obligations hereunder and to be bound by all of the terms and conditions of this Agreement and the Stockholders' Agreement.

                  (ii) The obligations of the Company shall not be assignable without the prior written consent of the Purchaser, and any purported assignment without such prior written consent shall be null and void.

            (b) Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies by virtue of this Agreement or any exercise or non-exercise of the Option granted hereby.

            (c) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (d) Notices. Except as otherwise expressly provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, to the parties at the addresses set forth below:

  If to the Company:                 Young & Rubicam Holdings Inc. and
                                       Young & Rubicam Inc.
                                     285 Madison Avenue
                                     New York, New York 10017-6486
                                     Attention:  Stephanie W. Abramson, Esq.
                                     Facsimile:  (212) 210-5544

     with a copy to:                 Cleary, Gottlieb, Steen & Hamilton
                                     One Liberty Plaza
                                     New York, New York 10006
                                     Attention: Victor I. Lewkow, Esq.
                                     Facsimile:  (212) 225-3999

If to the Purchaser:                 H&F Investors III, Inc.
                                     One Maritime Plaza
                                     12th Floor
                                     San Francisco, California 94111
                                     Attention:  Philip Hammarskjold
                                     Facsimile:  (415) 788-0176

     with a copy to:                 Wachtell, Lipton, Rosen & Katz
                                     51 West 52nd Street
                                     New York, New York 10019
                                     Attention:  Patricia A. Vlahakis, Esq.
                                     Facsimile:  (212) 403-2000

The addresses set forth above may be changed by any party upon furnishing to the other party a notice of change of address in accordance with the terms of this paragraph.

            (e) Governing Law. Prior to the Company Merger, this Agreement shall be governed by and construed in accordance with the law of the State of New York; provided, however, that following the Company Merger, this Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

            (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

            (g) Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

            (h) Time of the Essence. The parties agree that time shall be of the essence in the performance of obligations hereunder.

            (i) Survival of Representations and Warranties. The representations, warranties, covenants and agreements shall survive any closing pursuant to this Agreement.

            (j) Expenses. Subject to subsection (m) below, each of the parties hereto shall pay all fees and expenses it incurs in connection with this Agreement.

            (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (l) Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement between the Company and the Purchaser with respect to the matters covered herein and supersede any prior negotiations, understandings or agreements with respect to the matters contemplated hereby.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                  YOUNG & RUBICAM INC.,
                                  a New York corporation


                                  By /s/ Stephanie W. Abramson
                                    --------------------------------------------
                                    Name:   Stephanie W. Abramson
                                    Title:  Executive Vice President and General
                                            Counsel

                                  YOUNG & RUBICAM HOLDINGS INC.


                                  By /s/ Stephanie W. Abramson
                                    --------------------------------------------
                                    Name:   Stephanie W. Abramson
                                    Title:  Secretary and Assistant Treasurer

                                  YOUNG & RUBICAM INC.,
                                  a Delaware corporation


                                  By /s/ Stephanie W. Abramson
                                    --------------------------------------------
                                    Name:   Stephanie W. Abramson
                                    Title:  Secretary and Assistant Treasurer

                                  H&F ORCHARD CAPITAL PARTNERS III, L.P.
                                  By its General Partner,
                                    H&F Investors III
                                  By its Managing General Partner,
                                    Hellman & Friedman Associates
                                    III, L.P.
                                  By its Managing General Partner,
                                    H&F Investors III, Inc.


                                  By__________________________________________
                                    Name:   Philip U. Hammarskjold
                                    Title:  Vice President

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                  YOUNG & RUBICAM INC.,
                                  a New York corporation


                                  By__________________________________________
                                    Name:   Stephanie W. Abramson
                                    Title:  Executive Vice President and General
                                            Counsel

                                  YOUNG & RUBICAM HOLDINGS INC.


                                  By__________________________________________
                                    Name:   Stephanie W. Abramson
                                    Title:  Secretary and Assistant Treasurer

                                  YOUNG & RUBICAM INC.,
                                  a Delaware corporation


                                  By__________________________________________
                                    Name:   Stephanie W. Abramson
                                    Title:  Secretary and Assistant Treasurer

                                  H&F ORCHARD CAPITAL PARTNERS III, L.P.
                                  By its General Partner,
                                    H&F Investors III
                                  By its Managing General Partner,
                                    Hellman & Friedman Associates
                                    III, L.P.
                                  By its Managing General Partner,
                                    H&F Investors III, Inc.


                                  By /s/ Philip U. Hammarskjold
                                    --------------------------------------------
                                    Name:   Philip U. Hammarskjold
                                    Title:  Vice President


                                      -7-